Exhibit 10.14

Loan Agreement

This Loan Agreement (Agreement), dated as of December 7, 2011, is made in Beijing, the People’s Republic of China (the PRC, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan for the purpose of this Agreement), by and between the following parties (Parties):

Lanting Jishi Trade (Shenzhen) Co., Ltd.（the Lender）

Registered Address: 35F (D, E), Fortune Building, Futian Central District, Shenzhen

Legal Representative: Xin Wen

Quji Guo (the Borrower)

Address: Room 201, Unit 1, Building 18, Huaqingjiayuan, Wudaokou, Haidian District, Beijing

Whereas:

A.            The Borrower intends to establish a limited company named Beijing Lanting Gaochuang Technologies Co., Ltd. (北京兰亭高创科技有限公司, Lanting Gaochuang) in Beijing, PRC, which will be engaged in the business of software development, computer system services as well as economic and trade consulting services.

B.            The Borrower intends to borrow from the Lender RMB255,000 (the Loan) for an investment in the establishment of Lanting Gaochuang, representing 51% of the equity interests in Lanting Gaochuang.

C.            The Lender agrees to provide the Loan to the Borrower.

Now, therefore, based on the principle of equality and mutual benefit, and through friendly consultations, the parties agree as follows:

1.             Purpose and Amount

1.1           The Lender agrees to grant the Borrower a loan with a maximum principal amount of RMB255,000 pursuant to the terms and conditions of this Agreement. The loan shall be paid in RMB. The Loan shall be interest free for its entire term.

1.2           Subject to the following conditions precedent, the Lender shall remit the Loan into the bank account designated by the Borrower within 5 days upon receipt of the withdrawal request sent by the Borrower, and the Borrower shall confirm receipt of the Loan in writing.

2.             Term

2.1           The term of the Loan shall be ten (10) years commencing from the date on which the Loan is actually withdrawn by the Borrower. The term shall be automatically extended for another 10 years unless the Lender indicates otherwise by 3 months’ prior written notice prior to the expiry of this Agreement.

2.2           The Borrower hereby agrees and warrants that the Loan provided by the Borrower may only be used for investments in Lanting Gaochuang. The Borrower may not transfer or mortgage his equity interest under this Agreement to any other third party without prior written consent of the Lender.

2.3           The Lender and the Borrower hereby agree and acknowledge that the Loan shall not be repaid early unless requested by the Lender, or upon the expiry of this Agreement. The Borrower shall repay the Loan in the manner and amount specified below. The Borrower shall only repay the Loan by submitting the proceeds from the transfer of the Borrower’s equity interest in Lanting Gaochuang to the Lender or any other third party designated by the Lender. If the proceeds from such transfer are required to comply with any tax or administrative expense policies, then the Borrower shall only be obligated to repay the Loan with the net balance of such proceeds (after deducting any applicable taxes or expenses). If the Borrower’s equity interest in Lanting Gaochuang has been transferred in whole pursuant to such provisions, and the Borrower has submitted all proceeds from such transfer to the Lender, then the outstanding balance of the Loan under this Agreement shall be deemed repaid.

2.4           The Lender and the Borrower agree and acknowledge that the Borrower shall immediately repay the Loan upon the occurrence of any of the following:

2.4.1           The Borrower dies or his capacity to perform civil acts is lost or limited;

2.4.2           The Borrower is charged with a criminal offense or involved in a crime;

2.4.3           PRC laws impose legal restrictions or adverse effects on the operations of Lanting Gaochuang; or

2.4.4           The Lender gives the Borrower a written request for the repayment of the Loan.

3.             Conditions Precedent for Payment

3.1           Payment of the Loan by the Lender shall, unless specifically waived by the Lender in writing, be conditional upon the fulfillment of all of the following conditions precedent:

3.1.1           The Borrower has sent a written request for withdrawal pursuant to Article 1.2 of this Agreement, and the amount requested does not exceed the available balance;

3.1.2           All representations and warranties provided by the Borrower are true, complete, correct and not misleading; and

3.1.3           The Borrower has not breached any of his undertakings and warranties provided in Article 5.

4.             Representations and Warranties

4.1           The Borrower represents and warrants to the Lender as follows, and acknowledges that the Lender will execute and perform this Agreement on the basis of such representations and warranties:

4.1.1           he has full capacity for civil conduct and the power to enter into the Agreement;

4.1.2           the execution of this Agreement by him will not result in a breach of any laws or binding obligations;

4.1.3           this Agreement shall constitute his binding obligations and shall be enforceable against him upon execution;

4.1.4           he is charged with a criminal offense or involved in a crime;

4.1.5           Except the option under the Equity Disposal Agreement and the pledge under the Share Pledge Agreement, he shall not create any pledges over all or part of his shareholder rights in Lanting Gaochuang, or create any right of priority for any third-party beneficiary who is not the Lender, the Lender’s subsidiary or affiliate.

4.2           The Lender represents and warrants to the Borrower as follows:

4.2.1           it is a company duly incorporated and validly existing under PRC laws;

4.2.2           it has the power to enter into and perform this Agreement. It has taken appropriate actions and obtained the authorization and approval from third parties and relevant governmental authorities with respect to the execution and performance of this Agreement pursuant to all binding legal restrictions and contracts;

4.2.3           this Agreement shall constitute a legitimate, valid and binding obligation, and shall be enforceable against it pursuant to the provisions hereof upon execution of this Agreement.

5.             The Borrower’s Undertakings and Warranties

5.1           As a shareholder of Lanting Gaochuang, the Borrower hereby undertakes and warrants that, Lanting Gaochuang exerts its best efforts to comply with the following during the term of this Agreement:

5.1.1           shall not modify, in any way, its articles of association or alter its shareholding structure without the prior written consent of the Lender;

5.1.2           shall not transfer or otherwise dispose of any significant assets, or create any other security interests over any significant assets for the Lender, the Lender’s subsidiary or affiliate without the prior written consent of the Lender;

5.1.3           shall not provide any security or be liable for any debt beyond the scope of their day-to-day business activities without the prior written consent of the Lender;

5.1.4           shall not enter into any major contracts, except those entered into in the ordinary course of business without the prior written consent of the Lender;

5.1.5           shall not provide any loans or credit to any party without the prior written consent of the Lender;

5.1.6           shall not merge with or invest in any third-party without the prior written consent of the Lender; and

5.1.7           shall not declare, in any fashion, any bonuses or dividends for shareholders without the prior written consent of the Lender.

5.2           The Borrower further undertakes to the Lender during the term of the Agreement:

5.2.1           to take all appropriate measures to maintain its identity and status as the shareholder of Lanting Gaochuang;

5.2.2           not to transfer or dispose of any equity held by it in Lanting Gaochuang or other rights or powers related thereto;

5.2.3           to procure that the shareholders of Lanting Gaochuang will not adopt any resolutions at the shareholders’ meeting with regard to merging with or investing in any third-party without the prior written consent of the Lender;

5.2.4           not to take any actions that will have a material effect on the assets, business, obligations or responsibilities of Lanting Gaochuang without the prior written consent of the Lender;

5.2.5           at the request of the Lender, to promptly and unconditionally transfer to the Lender or any third-party designated by the Lender all or part of the equity interest it holds in Lanting Gaochuang in accordance with PRC law, and to procure all other shareholders of Lanting Gaochuang to waive any preemptive rights to purchase such equity interest (if applicable); and

5.2.6           to be strictly in compliance with the undertakings and warranties hereunder and under other related agreements.

5.3           The Borrower hereby warranties and undertakes, after the execution of this Agreement, that it shall act as follows:

5.3.1           for the benefit of the Lender, to pledge all equity interest held by the Borrower in Lanting Gaochuang, to ensure that the Borrower repays the Loan under this Agreement and pays the service fee under the Exclusive Technical and Consulting Service Agreement on time and enters into the Equity Pledge Agreement with the Lender;

5.3.2           to appoint and authorize the person designated by the Lender to exercise the rights and powers related to the equity interest held by the Borrower in Lanting Gaochuang at the time of the signing of this Agreement, and to sign and deliver the necessary power of attorney;

5.3.3           in its capacity as shareholder of Lanting Gaochuang, to confirm and warrant that the Borrower is bound by the Business Operation Agreement, which was entered into among the Lender, Lanting Gaochuang and the Borrower in December 7, 2011; and

5.3.4           to acknowledge and agree that the Lender shall be entitled to purchase, or opt to designate any third party to purchase, the equity interest held by the Borrower in Lanting Gaochuang from time to time and at the agreed price, and to sign the Equity

Disposal Agreement.

6.             Breach of Contact

If the Borrower fails to repay the Loan in accordance with this Agreement, the Lender shall pay the Borrower late payment interests calculated at a daily rate of 0.01% of the outstanding amount.

7.             Confidentiality

7.1           The Parties acknowledge and confirm to take all possible measures to maintain in confidence all confidential materials and information known by it through this Agreement (Confidential Information). Without the prior written consent of the other Party, neither Party shall disclose or transfer such confidential information to any third party. Upon termination of this Agreement, the receiving Party shall, at the request of the disclosing Party, return or destroy any document, material, or software which contains the aforesaid Confidential Information, delete such Confidential Information from any memory devices and cease to use such Confidential Information.

7.2           Both Parties agree that this Article shall survive the modification and termination of this Agreement.

8.             Notice

Unless a written notice of change of address, all communications with respect to this Agreement shall be delivered in person, or by registered or prepaid mail, or by generally accepted courier service, or by tax, to the addresses designated by the other Party from time to time.

9.             Applicable Law and Dispute Resolution

9.1           The execution, validity, performance and interpretation of this Agreement and the resolution of any disputes arising from this Agreement shall be governed by PRC law.

9.2           Should any dispute arise in connection with the performance and interpretation of this Agreement, the Parties shall seek to resolve such dispute through friendly consultations. If such dispute is not so resolved, either Party may submit it to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration shall be Beijing.  The language of the arbitration shall be English. The arbitral award shall be final and binding on the Parties. This article shall survive the termination or expiry of this Agreement.

9.3           During the arbitration, the Parties shall continue to perform any provisions which are not related to the matter under arbitration.

10.          Force Majeure

10.1         Force majeure means any event which is unforeseeable or is beyond the reasonable control of the affected Party and cannot be prevented despite reasonable care, including without limitation governmental actions, forces of nature, fires, explosions, storms (snow), floods, earthquakes, tides, lightning or war. However, in no case may a lack of credit, financing or funds be deemed an event beyond the reasonable control of a Party.  A Party affected by force majeure and asserting exemption from any obligations under this Agreement shall notify the other Party of such circumstances as soon as possible and shall promptly notify the other Party of the necessary steps to be taken by it in order to resume its performance of such obligations and shall resume the performance of its obligations under this Agreement.

10.2         Provided that a Party affected by a Force Majeure Event has used its reasonable and practicable efforts to perform this Agreement and overcome such Force Majeure Event, such Party shall not be held liable for its failure to perform its obligations hereunder to the extent that such performance of its obligations has been delayed or impeded by such Force Majeure Event. Upon the cessation of a Force Majeure Event, the affected Party shall immediately resume its performance of this Agreement.

12.          Miscellaneous

12.1         Any amendment or supplement to this Agreement may be effected only by written instrument executed by each of the Parties.

12.2         All attachments hereto shall have the same legal force and effect as this Agreement.

12.3         Without the prior written consent of the Lender, the Borrower shall not transfer its rights and/or obligations hereunder to any third party.

12.4         Any provision hereof held invalid or unenforceable in accordance with the provisions of applicable laws and regulations shall be deemed removed from this Agreement and voided, as if such provision had never been contained herein, but the balance of the provisions of this Agreement shall remain in force and effect. The Parties shall replace such removed provision with a lawful and valid provision acceptable to the Lender.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives on the date first indicated above.

Lanting Jishi Trade (Shenzhen) Co., Ltd. (Company Seal)

By:	/s/Xin Wen
Authorized Representative: Xin Wen

Quji Guo

Signature:	/s/Quji Guo